                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):

                                  JULY 25, 1997

                            SONICS & MATERIALS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           0-20753                                      06-0854713
   (Commission File Number)                  (IRS Employer Identification No.)

            4 WEST KENOSIA AVENUE
            DANBURY, CONNECTICUT                                 06810
    (Address of principal executive office)                    (Zip Code)

               Registrant's telephone number, including area code
                                 (203) 744-4400

        This Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated July 25, 1997, is made in order to file, as required in Items 7(a) and 7(b), respectively, of Form 8-K, the audited financial statements of Tooltex, Inc. ("Tooltex") and pro-forma financial information in connection with the Registrant's acquisition of all of Tooltex's common stock.

        Items 7(a) and 7(b) of the Registrant's Current Report on Form 8-K, dated July 25, 1997 are amended to read as follows:

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

        (a) Financial Statements of Business Acquired:

            Balance sheet of Tooltex, Inc. as of June 30, 1997 and the related Statements of Operations and Accumulated Deficit and Cash Flows for the years ended June 30, 1997 and 1996, together with the report thereon by Grant Thornton LLP, independent accountants, are set forth as follows.

        (b) Pro Forma Information

            Sonics & Materials, Inc. and Tooltex, Inc. Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30, 1997, together with unaudited Sonics & Materials, Inc. and Tooltex, Inc. Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30. 1997.

ITEM 7(a)

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  TOOLTEX, INC.

                             June 30, 1997 and 1996

                                 C O N T E N T S

                                                             Page
                                                             ----
Report of Independent Certified Public Accountants             3

Financial Statements

    Balance Sheet                                              4

    Statements of Operations and Accumulated Deficit           5

    Statements of Cash Flows                                   6

    Notes to Financial Statements                            7 - 11

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Stockholders
   TOOLTEX, INC.

We have audited the accompanying balance sheet of Tooltex, Inc. as of June 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Tooltex, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.

Grant Thornton LLP
New York, New York
October 5, 1997

                                  Tooltex, Inc.

                                  BALANCE SHEET

                                  June 30, 1997

                                     ASSETS

CURRENT ASSETS
   Cash                                                                                $       2,170
   Accounts receivable - trade (net of allowance for
     doubtful accounts of $52,000)                                                           131,451
   Other receivables                                                                          75,252
   Inventory                                                                                 338,204
   Refundable income taxes                                                                    14,485
                                                                                         -----------
         Total current assets                                                                561,562

FURNITURE AND EQUIPMENT - AT COST

   Machinery and equipment                                              $ 141,382
   Computer and office equipment                                          100,768
   Furniture and fixtures                                                  18,584
   Leasehold improvements                                                  34,135
                                                                        ---------
                                                                          294,869
   Less accumulated depreciation                                         (143,890)           150,979
                                                                        ---------

OTHER ASSETS                                                                                     252
                                                                                         -----------
                                                                                         $   712,793
                                                                                         ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable - bank                                                                  $   461,000
   Accounts payable                                                                          711,265
   Accrued expenses                                                                          106,224
   Customer advances                                                                          83,374
                                                                                         -----------
         Total current liabilities                                                         1,361,863

STOCKHOLDERS' DEFICIT
  Common stock - no par value; 750 shares authorized;
     187 issued and 181 outstanding                                   $     2,125
  Accumulated deficit                                                    (649,359)
                                                                         --------
                                                                         (647,234)
   Less 6 shares of common stock held in treasury, at cost                 (1,836)          (649,070)
                                                                       ----------        -----------
                                                                                         $   712,793
                                                                                         ===========

The accompanying notes are an integral part of this statement.

                                  Tooltex, Inc.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                               Year ended June 30,

                                                           1997                 1996
                                                        -----------          -------
Net sales                                                $1,944,170           $2,036,478
Cost of goods sold                                        1,732,327            1,578,732
                                                          ---------            ---------
        Gross profit                                        211,843              457,746

Selling, general and administrative                         508,300              411,712
                                                         ----------           ----------
        Operating (loss) income                            (296,457)              46,034

Other income (expense)
   Interest expense                                         (63,047)             (44,076)
   Interest income                                            1,802
   Loss on disposal of furniture and equipment              (11,114)
   Other                                                     33,813               (7,302)
                                                        -----------         ------------
                                                            (38,546)             (51,378)
                                                        -----------          -----------
        Loss before income taxes                           (335,003)              (5,344)

Income tax benefit (expense)                                 14,485              (10,378)
                                                        -----------          -----------
        NET LOSS                                           (320,518)             (15,722)

Accumulated deficit at beginning of year                   (328,841)            (313,119)
                                                         ----------           ----------
Accumulated deficit at end of year                      $  (649,359)         $  (328,841)
                                                         ==========           ==========


The accompanying notes are an integral part of these statements.

                                  Tooltex, Inc.

                            STATEMENTS OF CASH FLOWS

                               Year ended June 30,

                                                                          1997                  1996
                                                                       -----------            -------
Cash flows from operating activities
   Net loss                                                             $(320,518)           $ (15,722)
   Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities
        Depreciation                                                       43,741               17,476
        Loss on disposal of furniture and equipment                        11,114
        Increase (decrease) in cash due to changes in
          assets and liabilities
            Accounts and other receivables                                204,256               76,690
            Inventory                                                      59,692             (370,759)
            Refundable income taxes and other assets                      (17,956)
            Accounts payable                                               90,982              251,730
            Accrued expenses                                               57,078              (30,533)
            Customer advances                                            (103,941)              37,745
                                                                      -----------            ---------
        Net cash provided by (used in) operating activities                24,448              (33,373)
                                                                      -----------            ---------
Cash flows from investing activities
   Purchase of furniture and equipment                                    (82,853)             (67,024)
   Proceeds from sale of furniture and equipment                            4,050                2,300
                                                                      -----------            ---------
        Net cash used in investing activities                             (78,803)             (64,724)
                                                                      -----------            ---------
Cash flows from financing activities
   Net proceeds from notes payable - bank                                  38,910              115,712
                                                                      -----------            ---------
        NET (DECREASE) INCREASE IN CASH                                   (15,445)              17,615
Cash at beginning of year                                                  17,615
                                                                      -----------            ---------
Cash at end of year                                                   $     2,170            $  17,615
                                                                      ===========            =========
Supplemental disclosures of cash flow information:
   Cash paid during the year for
      Interest                                                        $    37,143            $  44,076
                                                                      ===========            =========
      Income taxes                                                    $     7,484            $  10,375
                                                                      ===========            =========

The accompanying notes are an integral part of these statements.

                                  Tooltex, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    Nature of Operations

    Tooltex, Inc. (the "Company"), located in Grove City, Ohio, is a manufacturer of various types of specialized systems primarily used in plastics assembly. The Company supplies its machines to various commercial customers located throughout the U.S. A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows:

    1.  Inventory Valuation

        Inventory is stated at the lower of cost or market; cost is determined using the first-in, first-out method.

    2.  Depreciation and Amortization

        Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally using accelerated methods.

    3.  Use of Estimates in Financial Statements

        In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    4.  Revenue Recognition

        The Company recognizes revenue when goods are shipped to the customer. Prepayments on significant machine sales are recorded as a liability until the goods are shipped and are reflected as customer advances in the accompanying balance sheet.

                                  Tooltex, Inc.

                             June 30, 1997 and 1996

NOTE B - INVENTORY

    The components of inventories at June 30, 1997 are as follows:

       Finished goods                                        $  31,746
       Work in process                                         278,626
       Raw materials                                           121,532
       Valuation reserve                                       (93,700)
                                                              --------
                                                              $338,204
                                                              ========

NOTE C - DEBT

    In April 1997, all existing debt was refinanced into one 60-day note in the principal amount of $461,000, with a maturity date of June 30, 1997. The note accrues interest at 10% and was extended orally by the bank to July 31, 1997. At July 31, 1997, the debt was renegotiated into a four-year term note with the bank by the acquiring company (Note G). The renegotiated agreement provides for interest at the prime rate plus three quarters of one percent. The acquiring company has guaranteed the loan.

    The original debt agreement contained financial covenants specifying minimum net worth and a total debt to net worth ratio. The Company was in violation of these covenants at June 30, 1997. The debt was collateralized by substantially all of the assets of the Company. The original debt was personally guaranteed by the two stockholders.

NOTE D - 401(k) PLAN

    The Company sponsors a 401(k) plan covering all eligible employees. Under provisions of the plan, eligible employees are those who have been with the Company for at least ninety days and are at least 18 years old. The plan provides for matching Company contributions up to 25% of the

                                  Tooltex, Inc.

                             June 30, 1997 and 1996

NOTE D (CONTINUED)

    employee contribution to a maximum of 4% of total employee compensation. The employees are 100% vested in their contributions. Contributions made to the plan by the Company are vested according to the following schedule:

                                                  Vested
                   Years of service             percentage
                   ----------------             ----------
                           2                        20%
                           3                        40
                           4                        60
                           5                        80
                           6                       100

    The Company contributed a matching amount of $4,000 and $6,000 for the years ended June 30, 1997 and 1996, respectively.

NOTE E - INCOME TAXES

    At June 30, 1997, the Company had a gross deferred tax asset of approximately $188,000. This asset arises from the use of reserves for accounts receivable and inventory, and a net operating loss carryforward. Because of the uncertainty of the realization of this asset, a full. valuation allowance has been recorded against the tax benefit. Therefore, no deferred tax asset has been recognized in the accompanying financial. statements.

    The Company has a net operating loss carryforward of $408,000 at June 30, 1997. The Internal Revenue Code, however, places a limitation on the utilization of the carryforwards when an ownership change, as defined in the tax law, occurs. As a result of the acquisition of the Company (Note G), the utilization of the carryforward will be limited.

                                  Tooltex, Inc.

                             June 30, 1997 and 1996

NOTE F - RELATED PARTY MATTERS

    Building Lease

    During the years ended June 30, 1996 and 1995, the Company had advanced a total of $54,000 to its current landlord (a company owned by two of the Company's stockholders) for the purpose of constructing a new building. The Company occupied the building in October, 1996 and leases these premises from the landlord in accordance with a five-year noncancellable operating lease that commenced on July 25, 1997 and that expires on July 24, 2002. The original lease for this building with the landlord had commenced in October, 1996 and was subsequently revised to reflect the terms above and provided for future minimum rental payments at June 30, 1997 as follows:


                      Fiscal year ending              Amount
                      ------------------              ------
                         1998                        $ 78,654
                         1999                          84,320
                         2000                          84,320
                         2001                          84,320
                         2002                          84,320
                         Thereafter                     5,734
                                                     --------
                                                     $421,668
                                                     ========

    Rent expense was $62,000 and $21,000 in 1997 and 1996, respectively. Approximately $57,000 of the 1997 rent expense was paid to the landlord.

    At June 30, 1997, $25,000 of the funds advanced to the landlord were outstanding and included in other receivables in the accompanying balance sheet. Included in accounts payable at June 30, 1997 was rent payable to the landlord of $12,700.

    Trade Purchases

    During the years ended June 30, 1996 and 1997, the Company had purchases of approximately $292,600 and $83,000, respectively, from a vendor that subsequently purchased all of the outstanding stock of the Company on July 25, 1997 (Note G).

                                  Tooltex, Inc.

                             June 30, 1997 and 1996

NOTE G - SUBSEQUENT EVENTS

    On July 25, 1997, the stock of the Company was purchased by a vendor which is publicly held. The Company has a receivable from this vendor of $35,000 at June 30, 1997, and payables to the vendor of $254,000 and $245,000 at June 30, 1997 and 1996, respectively.

ITEM 7(b) PRO-FORMA FINANCIAL STATEMENTS OF SONICS & MATERIALS, INC. TO REFLECT THE ACQUISITION OF TOOLTEX.


                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed balance sheet has been prepared by taking the June 30, 1997 balance sheets of Sonics & Materials, Inc. (the "Company") and Tooltex, Inc. ("Tooltex") and giving effect to the acquisition of the stock of Tooltex by the Company as if it occurred as of June 30, 1997. The pro forma combined condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at June 30, 1997.

The following unaudited pro forma consolidated condensed statement of operations has been prepared by taking the statements of operations for the year ended June 30, 1997 of the Company and Tooltex and giving effect to the acquisition of the stock of Tooltex as if it occurred as of the beginning of the year. The revenues and results of operations included in the unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 1997 are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of the year.

These financial statements should be read in conjunction with the notes to the unaudited pro forma consolidated condensed financial statements, the financial statements of the Company and related notes thereto (as previously filed on Form 10-KSB), and the financial statements of Tooltex and related notes thereto, included herein.

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               As of June 30, 1997

                                                                                               Sonics
                                            Sonics          Tooltex        Pro forma            pro
                ASSETS                    historical       historical     adjustments          forma
                                          ----------       ----------     -----------          -----
CURRENT ASSETS
  Cash and cash equivalents               $  271,593         $  2,170     $  (70,000)(a)   $   203,763
  Short-term investments                   1,665,470                                         1,665,470
  Accounts receivable, net of
    allowance for doubtful accounts        1,854,118          131,451                        1,985,569
  Other receeivables                                           75,252        (25,002)(b)        50,250
  Inventories                              3,718,250          338,204                        4,056,454
  Prepaid income taxes                       150,061           14,485                          164,546
  Deferred income taxes                       80,000                                            80,000
  Other current assets                       137,562                                           137,562
                                          ----------         --------     ----------       -----------
      Total current assets                 7,877,054          561,562        (95,002)        8,343,614

PROPERTY AND EQUIPMENT, NET                  364,354          150,979                          515,333

GOODWILL                                                                   1,302,655 (c)     1,302,655

OTHER ASSETS, NET                            917,709              252       (229,183)(d)       688,778
                                          ----------         --------     ----------       -----------
                                          $9,159,117         $712,793     $  978,470       $10,850,380
                                          ==========         ========     ==========       ===========

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               As of June 30, 1997

                                                                                               Sonics
           LIABILITIES AND                   Sonics           Tooltex       Pro forma            pro
         STOCKHOLDERS' EQUITY              historical       historical     adjustments          forma
                                           ----------       ----------     -----------          -----
CURRENT LIABILITIES
  Current maturities of long-term debt    $  116,600                                       $   116,600
  Notes payable                              500,000       $  461,000                          961,000
  Accounts payable                           804,653          711,265      $100,000 (e)      1,615,918
  Commissions payable                        235,203                                           235,203
  Customer advance                                             83,374                           83,374
  Other accrued expenses and sundry
    liabilities                              278,310          106,224                          384,534
                                          ----------       ----------      --------        -----------
      Total current liabilities            1,934,766        1,361,863       100,000          3,396,629

LONG-TERM DEBT                               406,911                                           406,911

COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock                               105,603            2,125           (25)(f)        107,703
  Additional paid-in capital               6,539,597                        227,300 (f)      6,766,897
  Retained earnings (deficit)                172,240         (649,359)      649,359 (f)        172,240
  Treasury stock                                               (1,836)        1,836 (f)
                                          ----------       ----------      --------        -----------
                                           6,817,440         (649,070)      878,470          7,046,840
                                          ----------       ----------      --------        -----------
                                          $9,159,117       $  712,793      $978,470        $10,850,380
                                          ==========       ==========      ========        ===========

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                             STATEMENT OF OPERATIONS

                        For the year ended June 30, 1997

                                                                                               Sonics
                                            Sonics          Tooltex         Pro forma           pro
                                          historical       historical      adjustments         forma
                                          ----------       ----------      -----------         -----
Net sales                                $10,827,525       $1,944,170      $ (83,172) (g)  $12,688,523
Cost of sales                              6,410,584        1,732,327        (83,172) (g)    8,059,739
                                         -----------        ---------      ---------       -----------
      Gross profit                         4,416,941          211,843           -            4,628,784
                                         -----------       ----------    --------------    -----------
Operating expenses
  Selling, general and administrative      3,980,960          508,300         68,126  (h)    4,557,386
  Research and development                   418,465                                           418,465
                                         ------------      ----------      ---------       -----------
                                           4,399,425          508,300         68,126         4,975,851
                                         ------------      ----------      ---------       -----------
Other income (expense)
  Interest expense                           (79,565)         (63,047)                        (142,612)
  Other                                      110,471           24,501                          134,972
                                         ------------      ----------      ---------       -----------
                                               30,906         (38,546)                          (7,640)
                                         ------------      ----------      ---------       -----------
      Income (loss) before income
        taxes                                  48,422        (335,003)       (68,126)         (354,707)
Provision (benefit) for income taxes           19,368         (14,485)      (116,946) (i)     (112,063)
                                         ------------      ----------      ---------       -----------
      NET INCOME (LOSS)                  $     29,054      $ (320,518)     $  48,820       $  (242,644)
                                         ============      ==========      =========       ============

Net income (loss) per share                     $.01                                             $(.07)
                                                 ===                                              ====

Weighted average shares outstanding,
  including dilutive securities            4,247,104                                         3,575,383
                                           =========                                         =========

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

The accompanying pro forma unaudited consolidated condensed balance sheet and statement of operations present the financial position and results of operations of Sonics & Materials, Inc. (the "Company") giving effect to the acquisition on July 25, 1997 of 100% of the outstanding common stock of Tooltex, Inc. ("Tooltex")

At closing, the Company paid the Tooltex shareholders $70,000 in cash. The balance of the purchase price consisted of: (i) 70,000 shares of the Company's common stock, par value $.03 (valued at $205,800) and (ii) options to purchase 10,000 shares of the Company's common stock (valued at $23,600). The pro forma financial statements reflect these amounts tendered at the closing.

The 70,000 shares of common stock are held in escrow as indemnification of the Company against any and all losses, costs, damages and expenses which the Company may sustain resulting from, arising out of, relating to or caused by:
(a) noncompliance by either shareholder with any of his obligations hereunder or nonperformance by either shareholder of any covenant contained in the merger agreement, (b) any inaccuracy in or breach of any representation or warranty made by the shareholders in the merger agreement or transaction, or (c) any personal injury claims relating to any product sold by Tooltex prior to July 25, 1997 (the "Closing Date").

The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited consolidated condensed financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

Balance sheet at June 30, 1997:

     (a)  Cash and cash equivalents
             Consideration paid for Tooltex common stock           $  (70,000)

     (b)  Accounts receivable
             Conversion of balance due from BPT, a related
               party to Tooltex, to note receivable                   (25,002)

     (c)  Goodwill
             Additional cost in excess of net assets acquired       1,302,655

                            Sonics & Materials, Inc.
                                and Tooltex, Inc.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                   CONDENSED FINANCIAL STATEMENTS (CONTINUED)

Balance sheet at June 30, 1997 (continued):

     (d)  Other assets
             Forgiveness of other accounts receivable, as
               consideration paid                                                         $(254,185)
             Promissory note from BPT, a related party to Tooltex                            25,002
                                                                                          ---------
                                                                                          $(229,183)
                                                                                          =========
     (e)  Accounts payable
             Acquisition-related fees                                                     $ 100,000
                                                                                          =========
     (f)  Stockholders' equity
             To eliminate common stock, deficit and treasury
               stock of Tooltex                                                           $ 649,070
             To record issuance of options in connection with the
               acquisition                                                                   23,600
             To record issuance of common stock in connection with
               the acquisition                                                              205,800
                                                                                          ---------
                                                                                          $ 878,470
                                                                                          =========
Statement of operations for the year ended June 30, 1997:

     (g)  Net sales and cost of sales
             To eliminate intercompany sales and purchases                                $ (83,172)
                                                                                          =========

     (h)  General and administrative expenses
             To record compensation of Tooltex shareholders based
               on employment agreement in excess of amount
               currently being paid                                                       $  24,704
             To amortize goodwill based on a thirty-year life                                43,422
                                                                                          ---------
                                                                                          $  68,126
                                                                                          =========
     (i)  Provision (benefit) for income taxes
             To adjust tax provision (benefit) on a consolidated basis                    $(116,946)
                                                                                          =========

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.

                                         SONICS & MATERIALS, INC.

Date:  October 8, 1997                   By: /s/ ROBERT S. SOLOFF
                                             --------------------------------
                                             Robert S. Soloff, Chairman and
                                             Chief Executive Officer



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